Exhibit 10.1
COOPERATION AGREEMENT

July 23, 2010

Mr. Mason Morfit
ValueAct Capital
435 Pacific Avenue
Fourth Floor
San Francisco, CA 94133

Re:  Cooperation Agreement

Dear Mason:

Based upon the recommendation of the Governance Committee (the “Governance Committee”) of the board of directors (the “Board”) of Immucor, Inc. (the “Company”), and having received your consent to act as a director of the Company, effective upon the execution and delivery of, and subject to the terms and conditions of, this cooperation agreement, the Board has (i) elected you (“you” or the “Nominee”) as a director of the Company to serve until the 2010 annual meeting of the Company’s shareholders (the “2010 Meeting”), or until your earlier death, resignation, disqualification or removal, and (ii) subject to compliance by the ValueAct entities that are signatories to this agreement (the “Investors”) and you with this agreement and your continuing to satisfy the Conditions (as defined in Section 1(b) below), determined to nominate you for election as a director of the Company at the 2010 Meeting.  If you are elected by the Company’s shareholders at the 2010 Meeting to serve as a director, then subject to compliance by the Investors and you with this agreement and your continuing to satisfy the Conditions, you shall serve until the annual meeting of shareholders of the Company in 2011 (including any adjournment or postponement thereof) (the “2011 Meeting”), or until your earlier death, resignation, disqualification or removal.

By signing this agreement, the undersigned agree and acknowledge as follows (capitalized terms used in this agreement but not defined have the meanings given to such terms in Section 6 below):

1.            Board Representation

(a)           As a condition to your nomination for election as a director of the Company at the 2010 Meeting, you and the Investor Group shall provide to the Company the information required to be disclosed for candidates for directors and their Affiliates and Representatives in a proxy statement under the federal securities laws and applicable rules and regulations of The Nasdaq Stock Market and such other information as reasonably requested by the Company with respect to you and the Investor Group.

(b)           Nominee agrees that, at all times while serving on the Board, he will (i) meet all independence and other standards under applicable rules of The Nasdaq Stock Market and the Securities and Exchange Commission (the “SEC”) and applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) be qualified to serve as a director under the Georgia Business Corporation Code, as amended; and (iii) not serve as a director (or in a similar capacity) of any Person that is identified in writing by the Company from time to time as a competitor of the Company (the foregoing in these clauses (i), (ii) and (iii) being referred to as the “Conditions”).  Nominee agrees to promptly advise the Chairperson of the Governance Committee in writing if he ceases to satisfy any of the Conditions.  If (i) Nominee ceases to satisfy any of the Conditions or breaches any of his obligations under this Section 1, or (ii) any member of the Investor Group fails to comply with any of the terms of this agreement, upon the request of the Board Nominee shall promptly deliver his written resignation to the Board.

(c)           At all times while serving as a director, Nominee shall: (i) comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s code of conduct and corporate governance guidelines; and (ii) keep confidential and not publicly disclose discussions and matters considered in meetings of the Board and Board committees, unless previously disclosed publicly by the Company.

(d)           If, at any time while Nominee is serving as a director, the members of the Investor Group, collectively, cease to beneficially own, in the aggregate, at least 5% of the outstanding Voting Securities, then upon notice from the Board to the Investors, (i) the Company’s obligations under the first paragraph of this agreement shall terminate immediately, and (ii) Nominee shall offer to resign from the Board immediately and, if requested by the Governance Committee, he shall promptly deliver his written resignation to the Board.

(e)           So long as the Investor Group collectively beneficially owns, in the aggregate, at least 5% of the outstanding Voting Securities, if at any time prior to the 2011 Meeting a vacancy on the Board is created as a result of the Nominee’s death, resignation, disqualification or removal, or the nomination of the Nominee at the 2010 Meeting is withdrawn for any reason, then the Investor Group and the Company (acting through the Board) shall work together in good faith to fill such vacancy or replace such nominee with an individual employed by one of the Investor Group who (i) meets the Conditions, (ii) meets the historical standards and criteria applied by the Company in nominating and appointing directors, and (iii) is otherwise mutually acceptable to the Investor Group and the Company, and thereafter such individual shall serve and/or be nominated as the “Nominee” under this agreement.

2.            Investor Representations and Warranties

The Investors jointly and severally represent and warrant to the Company that:

(a)           Each of the Investors is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute and deliver this agreement; this agreement has been duly executed and delivered by each of the Investors and the Nominee; and this agreement constitutes the valid and binding agreement of each of the Investors and the Nominee, enforceable against each of the Investors and the Nominee in accordance with its terms;

(b)           as of the date of this agreement, (i) the members of the Investor Group, collectively, beneficially own, in the aggregate, the number of the Company’s common stock, par value $0.10 per share (“Common Shares”) set forth on Schedule A, (ii) such Common Shares constitutes all of the Voting Securities beneficially owned by the members of the Investor Group; and (iii) no member of the Investor Group, directly or indirectly (A) owns beneficially or of record any Derivative Instruments, (B) beneficially owns, or has any rights or options, or is party to any proxy, contact, arrangement, agreement or understanding to acquire or vote, any Common Shares or Derivative Instruments or (C) beneficially owns, or has any rights or options, or is party to any proxy, contact, arrangement, agreement or understanding to acquire any debt securities of the Company;

(c)           as of the date of this agreement, the Nominee satisfies the Conditions, and the Nominee does not have any personal or business interests that would conflict with his responsibilities and obligations to the Company as a director; and

(d)           no member of the Investor Group has taken any action prior to the date hereof that, if taken on or after the date hereof, would violate Section 3(a) of this agreement.

3.            Investor Cooperation

(a)           Each of the Investors agrees that, during the Covered Period, no member of the Investor Group shall, unless specifically requested in writing by a resolution of a majority of the Company’s directors (not including the Nominee), directly or indirectly, in any manner, alone or in concert with others:

(i)           acquire, agree or seek to acquire or make any proposal or offer to acquire, or announce any intention to acquire, any Voting Securities if, immediately after such acquisition, the members of the Investor Group, collectively, would, in the aggregate, beneficially own more than 20% of the then outstanding Voting Securities;

(ii)           (A) propose to any Person, or effect or seek to effect, or make any statement with respect to, any tender or exchange offer, merger, consolidation, acquisition, divestiture, business combination, recapitalization, reorganization, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or any of their respective securities or assets, or (B) tender any voting securities into any tender or exchange offer;

(iii)           form, join, encourage, influence, advise or in any way participate in any Group with respect to any Voting Securities or otherwise in any manner agree, attempt, seek or propose to deposit any Voting Securities into any voting trust or subject any Voting Securities to any voting or similar arrangement;

(iv)           make, or in any way encourage or participate in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a−1(l)(2)(iv) under the Exchange Act) or consents to vote, or seek to advise, encourage or influence any Person with respect to the voting of, any Voting Securities;

(v)           (A) initiate, propose or otherwise “solicit” (as such terms are used in the proxy rules of the SEC) shareholders of the Company for the approval of any shareholder proposal or cause or encourage any Person to initiate any such shareholder proposal; or (B)  seek to call, or request the call of, or call a special meeting of the shareholders of the Company;

(vi)           seek election or appointment to, or representation on, or publicly nominate or propose the nomination of any candidate to the Board, other than as set forth in this agreement; or seek the removal of any member of the Board;

(vii)          take any action (other than voting its Voting Securities) in support of or make any proposal or request concerning:  (A) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries; (B) advising, controlling, changing or influencing, or seeking to advise, control, change or influence, the Board or the management, strategies or policies of the Company, including any plans or proposals to change the number or term of directors; (C) any material change in the capitalization, debt structure, dividend policy, business or corporate structure of the Company; or (D) seeking to have the Company (1) waive, or make amendments or modifications to, the Company’s articles of incorporation, bylaws or rights agreement, or (2) take actions which may impede the acquisition of control of the Company by any Person;

(viii)         other than in a Rule 144 brokers transaction, knowingly sell, transfer or otherwise dispose of any Voting Securities to any Person who or that is (or will become upon consummation of such sale, transfer or other disposition) a beneficial owner of 10% or more of the outstanding Voting Securities;

(ix)            (A) request the Company or any of its representatives to release any member of the Investor Group from, amend or waive any provision of this agreement, or (B) otherwise take, or make any public disclosure, announcement or statement with respect to any intention, plan or arrangement to take, any action that is inconsistent with, any provision of this agreement;

(x)             make, or issue or cause to be made or issued, or in any way encourage any other Person to make or cause to be made, any public disclosure, announcement or statement: (A) in support of any solicitation described in paragraph (iv) above (other than solicitations by the Company); (B) in support of any matter described in paragraph (v) above; (C) regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, strategies, policies or affairs or any of its securities or assets or this agreement, that is inconsistent with the provisions of this agreement, including  any intent, purpose, plan or proposal that is conditioned on, or would require waiver, amendment, nullification or invalidation of, any provision of this agreement or take any action that could require the Company to make any public disclosure relating to such intent, purpose, plan, proposal or condition, or any other matter set forth in this agreement; (D) that disparages, the Company, any of its directors or officers or any individual who has served as a director or officer of the Company; or (E) otherwise concerning the Board, the Company, or the management, policies, strategies, affairs or business of the Company and its subsidiaries; or

(xi)             have any discussions or communications, or enter into any arrangement, understanding or agreements (whether written or oral) with, or encourage, advise, assist, finance or facilitate, any Person in connection with any of the foregoing; make any investment in or enter into any arrangement with any other Person that engages, or offers or proposes to engage, in any of the foregoing; or otherwise take, or solicit, cause or encourage others to take, any action inconsistent with any of the foregoing.

(b)           Nothing in Section 3(a) shall limit any actions that may be taken by the Nominee acting solely as a director of the Company consistent with his fiduciary duties as a director of the Company.

4.            Confidentiality; Public Announcements; Securities Filings

(a)           Concurrently with and as a condition of this agreement, each of the Investors and the Nominee is entering into a confidentiality agreement with the Company in form attached hereto as Exhibit A (the “Confidentiality Agreement”).

(b)           Nominee (i) acknowledges that he has received a copy of the Company’s Insider Trading Policy (the “Trading Policy”) and (ii) agrees that, until expiration of the Covered Period and thereafter for so long as the Nominee or any member of the Investor Group is in possession of material, non-public information, Nominee shall comply with the Trading Policy and comply with applicable federal securities laws restricting a Person’s ability to purchase, sell, trade or otherwise transfer securities of the Company, and a Person’s ability to communicate material, non-public information to any other Person under circumstances in which it is reasonably foreseeable that such Person may purchase, sell, trade or otherwise transfer securities of the Company, while in possession of material, non-public information of an issuer.  Each of the Investors agrees that, until expiration of the Covered Period and thereafter for so long as the Nominee or any member of the Investor Group is in possession of material, non-public information, each of the Investors shall, and shall cause its respective Affiliates and Representatives to, comply with applicable federal securities laws restricting a Person’s ability to purchase, sell, trade or otherwise transfer securities of the Company, and a Person’s ability to communicate material, non-public information to any other Person under circumstances in which it is reasonably foreseeable that such Person may purchase, sell, trade or otherwise transfer securities of the Company, while in possession of material, non-public information of an issuer.

(c)           The Company may announce the election of Nominee as a director of the Company by means of a joint press release in a form reasonably agreeable to the Investors (the “Press Release”).  The Investors shall promptly prepare and file an amendment (the “13D Amendment”) to their Schedule 13D with respect to the Company filed with the SEC on July 27, 2009, as subsequently amended, reporting the entry into this agreement and amending applicable items to conform to its obligations hereunder.  The 13D Amendment shall be consistent with the Press Release and the terms of this agreement.  The Investors and the Investor Affiliates shall provide the Company with reasonable opportunity to review and comment upon the 13D Amendment prior to filing, and shall consider in good faith any changes proposed by the Company.

5.            Termination

(a)           This agreement is effective as of the date hereof and shall remain in full force and effect for the period (the “Covered Period”) commencing on the date hereof and ending on the date that is the earliest of (i) the date that is 30 days following the date that the Company materially breaches its obligations under the first paragraph of this agreement, provided that such breach has not been cured prior to the expiration of such 30-day period; (ii) the date immediately following the date of the 2011 Meeting; and (iii) such other date established by mutual written agreement of the Company and the Investors.

(b)           The provisions of Section 1(c) , Section 4, this Section 5, Section 6 and Section 7 shall survive the termination of this agreement. No termination pursuant to Section 5(a) shall relieve any party hereto from liability for any breach of this agreement prior to such termination.

6.            Definitions

The following terms, as used in this agreement, have the following meanings:

(a)           The term “Affiliate” has the meaning given to such term in Rule 12b-2 promulgated by the SEC under the Exchange Act, and shall include Persons who become Affiliates of any Person after the date of this agreement;

(b)           the terms “beneficial owner” and “beneficially own” have the respective meanings given to such terms in Rule 13d-3 promulgated by the SEC under the Exchange Act;

(c)           the term “Derivative Instrument” means any profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of securities of the Company or with a value derived in whole or in part from the value of any class or series of securities of the Company or any derivative or synthetic arrangement having characteristics of a long position in any class or series of securities of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of securities of the Company, or otherwise, and any performance-related fees to which such shareholder is entitled based, directly or indirectly, on any increase or decrease in the value of securities of the Company;

(d)           the term “Investor Group” means, collectively, each Investor and each Affiliate and Representative of each of the Investors and their Affiliates;

(e)           the term “Group” means any partnership, limited partnership, syndicate or other group, including, without limitation, any “group” (within the meaning of Section 13(d)(3) of the Exchange Act);

(f)            the terms “Person” or “Persons” mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;

(g)           the term “Representative” means each of the Investors’ and their respective Affiliates’ directors, officers, partners, members, employees, agents (acting in such capacity), attorneys, advisors, consultants, directly or indirectly controlled investment funds and any Person in which the Investors or their Affiliates and/or such funds beneficially own and/or exercise control or direction over, directly or indirectly, securities carrying more than fifty percent (50%) of the voting rights of such Person; and

(h)           the term “Voting Securities” means Common Shares and any other securities of the Company entitled to vote in the election of directors of the Company, or securities convertible into, or exercisable or exchangeable for Common Shares or such other securities.

7.             Miscellaneous Provisions

(a)           This agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns; provided, however, the rights and privileges set forth in this agreement are personal to the Investors and the Nominee and may not be transferred or assigned to any Person, whether by operation of law or otherwise.  Nothing in this agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this agreement on any Person other than the parties and their respective successors and permitted assigns.

 (b)           This agreement shall be governed and construed in accordance with the laws of the State of Georgia, without regard to the conflict of law principles thereof. The parties  (i) irrevocably and unconditionally consent and submit to the jurisdiction of the state and federal courts located in the State of Georgia for purposes of any action, suit or proceeding arising out of or relating to this agreement; (ii) agree that service of any process, summons, notice or document by U.S. registered mail to the address set forth at the end of this agreement shall be effective service of process for any action, suit or proceeding brought against them; (iii) irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this agreement in any state or federal court located in the State of Georgia; and (iv) irrevocably and unconditionally waive the right to plead or claim, and irrevocably and unconditionally agree not to plead or claim, that any action, suit or proceeding arising out of or relating to this agreement that is brought in any state or federal court located in the State of Georgia has been brought in an inconvenient forum.  The parties agree that irreparable damage would occur if any of the provisions of this agreement were not performed in accordance with the terms hereof and that the parties are entitled to an injunction or specific performance of the terms hereof in addition to any other remedies at law or in equity.

(c)           This agreement may only be amended pursuant to a written agreement executed by all the parties, and no waiver of compliance with any provision or condition of this agreement and no consent provided for in this agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective.  No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

(d)           This agreement, together with the Confidentiality Agreement, constitutes the entire agreement of all the parties and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

(e)            This agreement may be executed in any number of counterparts (including by fax transmission or e-mail), each of which shall be deemed to be an original, but all of which together shall constitute one binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.  The captions contained in this agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this agreement.

We look forward to your joining our Board.  Please sign and have the Investors sign in the space provided below to acknowledge your and the Investors’ agreement to the foregoing.

Sincerely yours,

/s/ Dr. Gioacchino De Chirico
Dr. Gioacchino De Chirico
President and CEO

Accepted and agreed as of
July 23, 2010:

NOMINEE:

/s/ Mason Morfit
Mason Morfit

INVESTORS:

VALUEACT CAPITAL MASTER FUND, L.P., by
VA PARTNERS I, LLC, its General Partner

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

VA PARTNERS I, LLC

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

VALUEACT CAPITAL MANAGEMENT, L.P., by
VALUEACT CAPITAL MANAGEMENT, LLC,
its General Partner

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

VALUEACT CAPITAL MANAGEMENT, LLC

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

VALUEACT HOLDINGS, L.P., by VALUEACT
HOLDINGS GP, LLC, its General Partner

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

VALUEACT HOLDINGS GP, LLC

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

VALUEACT SMALLCAP MASTER FUND, L.P. by
VA SMALLCAP PARTNERS, LLC, its General Partner

By:	/s/ David Lockwood
Name:	David Lockwood
Title:	Managing Member

VA SMALLCAP PARTNERS, LLC

By:	/s/ David Lockwood
Name:	David Lockwood
Title:	Managing Member

VALUEACT SMALLCAP MANAGEMENT, L.P. by
VALUEACT SMALLCAP MANAGEMENT, LLC,
its General Partner

By:	/s/ David Lockwood
Name:	David Lockwood
Title:	Managing Member

VALUEACT SMALLCAP MANAGEMENT, LLC

By:	/s/ David Lockwood
Name:	David Lockwood
Title:	Managing Member

/s/ David Lockwood
David Lockwood

Schedule A

Common Shares Beneficially Owned by the Investor Group

ValueAct Capital Master Fund, L.P.	7,540,665

ValueAct SmallCap Master Fund, L.P.	1,372,671

Exhibit A

July 23, 2010

The Nominee and the Investors
c/o ValueAct Capital
435 Pacific Ave., 4th Floor
San Francisco, CA 94920

Ladies and Gentlemen:

This letter agreement shall be effective concurrently with the execution of the Cooperation Agreement (the “Cooperation Agreement”), dated as of the date hereof, by and among the Nominee, the Investors and Immucor, Inc., a Georgia corporation (the “Company”).  Capitalized terms used but not otherwise defined in this letter agreement have the respective meanings given to such terms in the Cooperation Agreement.

The Investors (each of the foregoing individually without distinction, “you”) have informed the Company that, subject to the terms of, and in accordance with, this letter agreement and except as otherwise instructed by the Company, the Nominee may disclose to one or more members of the Investor Group confidential, non-public information regarding the Company and its Affiliates and their respective businesses the Nominee obtains while a member of the Board.  You acknowledge and agree that all such information is confidential and proprietary to the Company and may include strategic, business or financial planning information, financial results, financial projections and forecasts, the thoughts and deliberations of the Board or its committees as a whole or of individual members of the Board or its committees or members of senior management, advice received by the Board or its committees or members of management of the Company from attorneys, accountants, consultants and other advisors to the Company or the Board or its committees, and other confidential or proprietary, non-public information the disclosure of which could harm the Company and its shareholders.

In consideration of the Company’s agreements and obligations in the Cooperation Agreement, you and your Affiliates and your and your Affiliates’ Representatives agree to treat any and all information regarding the Company and its Affiliates and their respective businesses that is given to or received by you or your Representatives by the Company or any of its Representatives or the Nominee (regardless of the manner in which it is furnished, including without limitation in written or electronic  format or orally, gathered by visual inspection or otherwise), together with those portions of any notes, analyses, compilations, studies, interpretations, documents or records containing, referring, relating to, based upon or derived from such information (collectively, “Confidential Information”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.

1.           The term “Confidential Information” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any other duty or obligation of confidentiality to the Company or one of its Affiliates, (ii) was within or came into your or any of your Representatives’ possession other than by being furnished to you by the Nominee, or by or on behalf of the Company or one of its Representatives or by or on behalf of the Nominee; provided that in the case of the immediately foregoing clause (ii), the source of such information was not believed by you at the time of the receipt of such information, after reasonable inquiry of the disclosing person, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or one of its Affiliates with respect to such information at the time the same was disclosed, or (iii) was independently developed by you or your Representatives without reference to or use of any of the Confidential Information.

2.           You hereby agree that you and your Affiliates and your respective Representatives will (a) keep the Confidential Information strictly confidential and not disclose any of it except as permitted below, and (b) not use any of the Confidential Information in relation to any action described in Section 3(a) or Section 4(b) of the Cooperation Agreement; provided, however, that you may disclose Confidential Information to your Representatives who are informed by you of the confidential nature of such information and agree to comply with this letter agreement, and you will be responsible for any violation of this letter agreement by your Representatives as if they were parties hereto.  It is understood and agreed that, without the written consent of the Company, the Nominee shall not disclose to you or your Affiliates and your respective Representatives any Legal Advice (as defined below) that may be included in the Confidential Information.  “Legal Advice” as used herein shall mean the advice and information provided by legal counsel to the Company or the Board or its committees or to senior management of the Company regarding the Company or any of its affiliates or their respective businesses.

3.           If you or any of your Representatives are requested or required by any court or regulatory authority to disclose any of the Confidential Information, you will (a) immediately notify the Company in writing by facsimile and certified mail, (b) sufficiently in advance of such disclosure to allow the Company a reasonable opportunity to respond, provide the Company with a list of any Confidential  Information you intend to disclose and (c) at all times cooperate with the Company, at the Company’s  request and expense, to the extent it may seek to limit such disclosure, including, if requested, taking all reasonable steps to resist or narrow the scope of such requested or required disclosure and to obtain confidential treatment of any information which could be disclosed.  If, in the absence of a protective order or the receipt of a waiver from the Company in its sole discretion after a request in writing therefor is made by you (such request to be made as soon as reasonably practicable to allow the Company a reasonable amount of time to respond thereto), you are required by any court or regulatory authority to disclose Confidential Information, you will disclose only that portion of the Confidential Information which you are advised by counsel is legally required and use your reasonable best efforts to obtain assurances that confidential treatment will be accorded to such Confidential Information.  In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Confidential Information or to obtain reliable assurance that confidential treatment will be afforded the Confidential Information.  In the event that you and/or your Representatives shall have complied fully with the provisions of this paragraph, you and your Representatives shall have no liability hereunder for the disclosure of that Confidential Information which it is required by Law to be so disclosed.

4.           You acknowledge that (a) none of the Company or any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information, and (b) none of the Company or any of its Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom.

5.           All Confidential Information shall remain the property of the Company.  Neither you nor any of your Representatives shall by virtue of disclosure of and/or your use of any Confidential Information acquire any rights with respect thereto all of which rights (including all intellectual property rights) shall remain exclusively with the Company.

6.           You hereby represent and warrant to the Company that this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms.

7.           It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

8.           You and your Affiliates and your respective Representatives’ duty to protect the Company’s Confidential Information pursuant to this letter agreement expires three (3) years from the later of the effective date of this letter agreement and the date of disclosure of the Confidential Information, provided that the duty of you and your Affiliates and your respective Representatives to protect Confidential Information relating to any litigation, investigations or other proceedings shall continue without limitation as to time.

9.           You acknowledge that the value of the Confidential Information to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms.  In the event of an actual or threatened violation of this letter agreement, you expressly consent to the enforcement of this letter agreement by injunctive relief or specific performance, without proof of actual damages, in addition to any other remedy to which the Company is entitled at law or in equity.  Each of the parties hereto (a) irrevocably waives the right to trial by jury, (b) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (c) irrevocably consents to service of process by first-class certified mail, return receipt requested, postage prepaid, to the address of such party’s principal place of business or as otherwise provided by applicable law.  THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

10.           This letter agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and may be amended only by an agreement in writing executed by the parties hereto.

11.           All notices, consents, requests, instructions, approvals and other communications  provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if delivered in person or sent by overnight delivery (providing proof of delivery) to the party at the following addresses (or at such other address for a party as shall be specified by like notice) on the date of delivery, or if by fax, upon confirmation of receipt:

If to the Company:	Immucor, Inc.
3130 Gateway Drive
Norcross, Georgia 30071
Attention: General Counsel
Fax: (770) 242−8930

If to the Nominee, any
Investor or any Investor Affiliate:	ValueAct Capital Management, L.P.
435 Pacific Ave., 4th Floor
San Francisco, CA 94920
Attention: General Counsel
Fax: (415) 362−5727

12.           If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

13.           This letter agreement may be executed in two or more counterparts which together shall constitute a single agreement.

14.           This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company.

15.           Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel.  Each party and its counsel cooperated and participated in the drafting and preparation of this letter agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this letter agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this letter agreement shall be decided without regards to events of drafting or preparation.

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

Immucor, Inc.

By:	/s/ Gioacchino De Chirico
Gioacchino De Chirico
President and CEO

Accepted and agreed as of
July 23, 2010:

NOMINEE:

/s/ Mason Morfit
Mason Morfit

INVESTORS:

VALUEACT CAPITAL MASTER FUND, L.P., by
VA PARTNERS I, LLC, its General Partner

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

VA PARTNERS I, LLC

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

VALUEACT CAPITAL MANAGEMENT, L.P., by
VALUEACT CAPITAL MANAGEMENT, LLC,
its General Partner

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

VALUEACT CAPITAL MANAGEMENT, LLC

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

VALUEACT HOLDINGS, L.P., by VALUEACT
HOLDINGS GP, LLC, its General Partner

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

VALUEACT HOLDINGS GP, LLC

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

VALUEACT SMALLCAP MASTER FUND, L.P. by
VA SMALLCAP PARTNERS, LLC, its General Partner

By:	/s/ David Lockwood
Name:	David Lockwood
Title:	Managing Member

VA SMALLCAP PARTNERS, LLC

By:	/s/ David Lockwood
Name:	David Lockwood
Title:	Managing Member

VALUEACT SMALLCAP MANAGEMENT, L.P. by
VALUEACT SMALLCAP MANAGEMENT, LLC,
its General Partner

By:	/s/ David Lockwood
Name:	David Lockwood
Title:	Managing Member

VALUEACT SMALLCAP MANAGEMENT, LLC

By:	/s/ David Lockwood
Name:	David Lockwood
Title:	Managing Member

/s/ David Lockwood
David Lockwood